EXHIBIT 99.1

BLUE EARTH APPOINTS LAIRD Q. CAGAN AS CHAIRMAN OF THE BOARD OF DIRECTORS AND APPOINTS JOHNNY R. THOMAS TO THE BOARD

Henderson, Nevada, February 23, 2011--Blue Earth, Inc. (OTCBB: BBLU) is pleased to announce that Laird Q. Cagan has been elected as Chairman of the Board of Directors.  The Board’s decision to elect Mr. Cagan as Chairman reflects its strategy to focus on acquiring companies in the rapidly growing, multi-billion dollar, energy efficiency sector and to develop and acquire cutting-edge technologies for the energy efficiency sector and across the clean tech industry.

Mr. Cagan, an investor in Blue Earth, Inc., has served as a director and officer of several publicly traded companies, and also has 20 years of experience investing in and building high growth technology companies as well as 5 years in the investment banking industry.  Mr. Cagan is a co-founder and Managing Director of Cagan McAfee Capital Partners, LLC, (“CMCP”) a private investment firm and merchant bank he founded in 1990.  During the ‘90’s he invested in and helped build 15 high tech companies with over $500 million of equity capital invested in those companies.  Since 2000, CMCP has founded, funded and taken public 10 companies in a variety of industries including energy, alternative energy, healthcare, information technologies and environmental.  CMCP portfolio companies have raised over $600 million of equity capital and over $2 billion of capital has been invested in those companies or their projects.  Mr. Cagan previously worked for two of the largest investment banks in the world, Goldman, Sachs & Co. and Drexel Burnham Lambert.  In all, he was involved in over 30 transactions valued at more than $15 billion, bankruptcy work-out transactions of more than $2 billion, and a variety of equity, high yield bond and senior debt financings. He holds his Series 7, 63 and 24 licenses.  Mr. Cagan attended M.I.T. and received his B.S. and M.S. degrees in engineering and his MBA from Stanford University.  Mr. Cagan is also a graduate of the UCLA Director’s Training Program.

Mr. Cagan replaces Mary Losty, John Freshman and Robert Stempel, who resigned in order to facilitate the Company’s M&A strategy in the energy efficiency sector.

“John Freshman, Bob Stempel and I believe that Blue Earth has fully transitioned from the water to the energy efficiency industry, and we welcome Chairman Cagan to the Company at this important junction,” said Mary Losty.  “I would like to thank my fellow directors, Mr. Freshman and Mr. Stempel.  Their dedication to Blue Earth has been invaluable, and I have thoroughly enjoyed working with them.”

In his first action as a director, Mr. Cagan appointed Dr. Johnny R. Thomas, Chief Executive Officer of Blue Earth, Inc. to the Board of Directors.  Mr. Cagan and Dr. Thomas bring many years of M& A experience at the micro-cap level, which will be utilized to benefit Blue Earth, Inc. and its shareholders.  The Board of Directors will include Mr. Cagan and Dr. Thomas for a total of two directors.
Mr. Cagan said, “We thank Mary Losty, John Freshman and Robert Stempel for all their time and efforts on behalf of our shareholders and wish them the very best in their future endeavors”.

About BBLU
BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency, water and wastewater sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:
Blue Earth, Inc.
John C. Francis
VP, Corporate Development & Investor Relations
(702) 630-2345
jfrancis@blueearthinc.com

Liviakis Financial Communications, Inc.
Michael Bayes
(415)-389-4670
Michael@Liviakis.com
www.liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.